UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2010

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3280 Peachtree Road, Suite 600, Atlanta, GA 30305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2010, HSW International, Inc., a Delaware corporation (the “Company”) entered into a 24-month sublease agreement with Sharecare, Inc. ("Sharecare"), a related party, for rental of our corporate headquarters in Atlanta, Georgia, effective March 1, 2010.  The premises under the sublease consist of approximately 11,842 square feet at a rate of $20.60 per square foot per year, and the Company has a one-time right to reduce this amount within the first year of the sublease down to 5,920 square feet.  If the Company does not exercise any of its rights to adjust the square footage of its sublease, the aggregate rental payments will be $487,890 over the next 24 months, and it has a one-time right to renew the sublease for a period of 12 or 24 months.  Additionally, Sharecare agreed to reimburse the Company for the first $50,000 of the Company’s improvement costs.

To the extent the Company’s employees perform services for Sharecare under the Letter Agreement for Services between the Company and Sharecare, dated as of October 30, 2009, as amended (disclosed in the Company’s Form 8-K filed on January 7, 2010), the Company will receive a credit against the base rent.  The amount of the credit will be based on the number of full time employees working on a project for Sharecare and the percentage of their time working that is devoted to that project.

The Company agreed to indemnify Sharecare for any liabilities arising out of the sublease or any damage occurring upon or in connection with the use of the subleased premises.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2010, the Company received a notice from the NASDAQ Stock Market indicating that it no longer complies with the requirements of NASDAQ Marketplace Rule 5450(b)(1)(C) for continued listing on The NASDAQ Global Market.  The rule requires that the publicly held shares of the Company, which is calculated by subtracting all shares held by officers, directors or beneficial owners of 10% or more of the total shares outstanding, maintain a minimum market value of $5,000,000.

The Company has 180 calendar days, or until September 27, 2010, in which to regain compliance with the listing requirement by having the market value of its publicly held shares close at $5,000,000 or more for ten consecutive business days.  If the Company does not regain compliance prior to the expiration of the 180-day grace period, NASDAQ will provide written notice that the Company’s common stock is subject to delisting.  Alternatively, the Company may transfer its listing to The NASDAQ Capital Market, provided that it satisfies the requirements for continued listing on The NASDAQ Capital Market.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

10.33	Sublease Agreement by and between HSW International, Inc. and Sharecare, Inc. dated as of March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: April 5, 2010	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President and General Counsel